UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 2, 2017

Universal Solar Technology, Inc

       (Exact name of registrant as speci?ed in its charter)

          Nevada
(State or other jurisdiction

333-150768
(Commission

26-0768064
(IRS Employer
of incorporation) File Number) Identi?cation No.)

523 North Sam Houston Pkwy, E.
Suite 175
                                             Houston, Texas                                     77060
                            (Address of principal executive of?ces)                 (Zip Code)
832-764-8280
(Registrant's telephone number, including area code)

Not Applicable

       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as de?ned in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ?nancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.02 Results of Operations and Financial Condition.
On November 1, 2017, Universal Solar Technology, Inc. issued a letter of intent to establish a partnership with KC Contractors for multiple projects, the first of which is the development of a proprietary design of Tiny Houses.  KC Contractors is a Houston based contractor with large scale project development consisting of both commercial and residential projects.  With the intent to utilize unique design approaches to incorporate style, energy efficiency and efficient accommodations, the partnership will capitalize on the core strengths of both organizations to take advantage of the ever-diversifying demands of the housing market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Solar Technology, Inc.

  By:     /s/Paul D. Landrew
    Chairman of the Board of Directors and Chief Executive Officer
    November 2, 2017